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                   BROWNSTEIN HYATT FARBER & STRICKLAND, P.C.
                                ATTORNEYS AT LAW
                               TWENTY-SECOND FLOOR
                             410 SEVENTEENTH STREET
                           DENVER, COLORADO 80202-4437
                                 (303) 534-6335
                               FAX (303) 623-1956

                                WASHINGTON OFFICE
                          601 PENNSYLVANIA AVENUE, N.W.
                                    SUITE 900
                             WASHINGTON, D.C. 20004
                                 (202) 434-8377
                               FAX (202) 393-7864

                                December 11, 1997

Color Spot Nurseries, Inc.
3478 Buskirk Avenue, Suite 260
Pleasant Hill, CA 94523

Ladies and Gentlemen:

     You have requested our opinion concerning the material federal income tax consequences expected to result to holders of Color Spot Nurseries, Inc. Series A Cumulative Preferred Stock and warrants to purchase Common Stock from the transaction described in the Registration Statement on Form S-1 filed with the Securities Exchange Commission (the "Commission") on November 26, 1997 (File Number 333-37335) (the "Registration Statement").

     The facts, as we understand them, and upon which with your permission we rely in rendering the opinion expressed herein, are set forth in the Registration Statement. Based on such facts, we are of the opinion that the applicable statements in the Registration Statement under the caption "Certain Federal Income Tax Considerations" to the extent that they constitute matters of law or legal conclusions, are a fair and accurate summary of the matters addressed therein, under existing law and the assumptions stated therein. No opinion is expressed as to any matter not discussed therein.

     You should be aware, however, that these opinions represent our conclusions as to the application of existing law. There can be no assurance that contrary positions may not be take by the Internal Revenue Service.

     This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusion stated herein.

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Color Spot Nurseries, Inc.
December 11, 1997
Page 2

     This opinion is rendered to you solely for use in connection with the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference of our firm under the heading "Certain Federal Income Tax Considerations."

                              Very truly yours,

                              BROWNSTEIN HYATT FARBER
                              & STRICKLAND, P.C.